 CUSIP No. 637844309                  13-G                   Page  7 of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                   MAY 6, 1998
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                    MORGAN  STANLEY  DEAN  WITTER & CO.  and  MILLER  ANDERSON &

               SHERRERD,  LLP hereby  agree that,  unless  differentiated,  this

               Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd LLP



* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).